Exhibit 1.01

CONFLICT MINERALS REPORT OF

ZEBRA TECHNOLOGIES CORPORATION

FOR THE REPORTING PERIOD FROM

JANUARY 1 TO DECEMBER 31, 2015

I. Introduction

In accordance in all material respects with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “Act”), Zebra undertook efforts to determine whether the necessary Conflict Minerals in our products were or were not “DRC conflict free.” This is the Conflict Minerals Report of Zebra Technologies Corporation (“Zebra”, the “Company”, “our” or “we”) for calendar year 2015 (excepting Conflict Minerals1 that, prior to January 31, 2015, were located outside of the supply chain) in accordance in all material respects with Rule 13p-1 (the “Report”). Numerous terms in this Report are defined in Rule 13p-1 of the Act and Specialized Disclosure Form (“Form SD”) and the reader is referred to those sources, and also to Release No. 34-67716 (August 22, 2012) of the Act (the “Adopting Release”) for such definitions.

The statements below are based on the due diligence activities performed to date and in good faith by Zebra and are based on the information available at the time of this filing. There are factors that could affect the accuracy of these statements. These factors include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions by suppliers or smelters in responding to information requests, incomplete information from industry or other third-party sources, and continuing guidance regarding the SEC final rules.

II. Zebra’s Manufacturing and Outsourcing Description

Zebra is a global leader in the Automatic Identification and Data Capture (“AIDC”) market. The AIDC market consists of mobile computing, data capture, radio frequency identification devices (“RFID”), barcode printing and other supply chain automation products and services. Zebra’s solutions are proven to help our customers and end users achieve their mission critical strategic business objectives, including improved efficiency and workflow management, increased productivity and asset utilization, real-time, actionable enterprise information and better customer experiences.

We design, manufacture and sell a broad range of AIDC products, including: mobile computers, barcode scanners, RFID readers, WLAN products, specialty printers for barcode labeling and personal identification, real-time location systems (“RTLS”), related accessories and supplies, such as self-adhesive labels and other consumables; and utilities and application software.

Final assembly of our hardware products is performed by third-parties including electronics manufacturing services companies (“EMS”) and joint design manufacturers (“JDMs”). Enterprise products including mobile computing, data capture and WLAN are produced primarily in facilities located in Brazil, Mexico and China. Barcode and Card printing products are manufactured in China. We maintain the services of JDMs for certain products. These JDMs or manufacturers produce our products to our design specifications. We maintain control over portions of the supply chain including supplier selection and price negotiations for key components. The manufacturers purchase the components and subassemblies used in the production of our products. The majority of our products are shipped to regional distribution centers. A portion of products are reconfigured at the distribution centers through firmware downloads, packaging and customer specific customization before they are shipped to customers. In addition,

[1]

The term “Conflict Mineral” is defined in Section 1502(e)(4) of the Act as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives (collectively referred to as “3TG”).

certain products are manufactured in accordance with procurement regulations and various international trade agreements, and remain eligible for sale to the United States government. Production facilities for our supplies products are located in the United States and Western Europe. We also supplement our in-house production capabilities with those of third-party manufacturers to offer Zebra supplies, principally in Asia.

III. Zebra’s Product Description

In October of 2014, Zebra acquired the Enterprise business (“Enterprise”) from Motorola Solutions, Inc. (“MSI”), excluding its iDEN, or Integrated Digital Enhanced Network Business. The Enterprise products include rugged and enterprise-grade mobile computers, barcode scanners and RFID readers, WLAN solutions, and accessories, software and services that are associated with these products. For the 2015 reporting year, our continuing operations consist of two (2) segments: (1) Enterprise, comprised of our mobile computing, data capture, RFID and WLAN products and services; and (2) Legacy Zebra, comprised of barcode and card printing, location solutions, supplies and services.

Enterprise

Mobile Computing: We design, manufacture and sell rugged and enterprise-grade mobile computing products in a variety of specialized form factors and features for specific enterprise applications. Industrial applications include inventory management in warehouses and distribution centers; field mobility applications include field service, post and parcel and direct store delivery; and retail and customer facing applications include e-commerce, omnichannel, mobile point of sale, inventory look-up and staff collaboration. Our products incorporate both Android™ and Microsoft® Windows® operating systems and support local- and wide-area voice and data communications. Our mobile computing products often incorporate barcode scanning, global position system (“GPS”) and RFID features and other sensory capabilities. We also provide related software tools, utilities and applications.

Data Capture and RFID: We design, manufacture, and sell barcode scanners, image capture devices and RFID readers. Our portfolio of barcode scanners includes laser scanning and imager products and form factors including fixed, handheld and embedded original equipment manufacturer (“OEM”) modules. Zebra’s data capture products allow the capture of business critical information simply, quickly, and accurately. Common applications include asset identification and tracking and workflow management in a variety of industries, including retail, transportation and logistics, manufacturing, and healthcare. The devices collect and decode barcodes and images and transmit the resulting data to enterprise systems for analysis and timely decision making. Our RFID line of data capture products is focused on ultra-high frequency (“UHF”) technology. These RFID devices comply with the electronic product code (“EPC”) global Generation 2 UHF standard and similar standards around the world. We also provide related accessories.

Wireless LAN: We offer enterprise-grade WLAN solutions which include controllers and access points, security and management, indoor locationing, customer engagement solutions and related maintenance, integration, and managed services. Our WLAN solutions comply with various Wi-Fi (IEEE 802.11) standards.

Services: We provide a full range of maintenance, technical support, repair and managed services, including cloud based subscriptions. These offerings include multiple service levels and typically are contracted through multi-year service agreements. We also provide services strategically aligned to the way enterprise businesses manage their mobility infrastructure, devices and related software applications. This includes services that help customers design, test and deploy our solutions. We also assist customers in modernizing their mobile user experiences and increasing the efficiency of their operations by migrating legacy applications to newer architectures or redesigning user software applications, workflows and backend system integrations. We provide our services directly and also through our network of partners to extend the geographic reach of our service offerings.

Legacy Zebra

Barcode and Card Printing: We design, manufacture, and sell printers which produce high-quality labels, wristbands, tickets, receipts, and plastic cards on demand. Our customers use our printers in a wide range of applications, including routing and tracking, patient safety, transaction processing, personal identification and product authentication. These applications require high levels of data accuracy, speed, and reliability. They also include specialty printing for receipts and tickets for improved customer service and productivity gains. Plastic cards are used for secure, reliable personal identification (e.g. state identification cards and drivers licenses, healthcare IDs), access control (e.g. employee or student building access) and financial cards (e.g. credit, debit and ATM cards) by financial institutions. Our RFID printer/encoders are used to print and encode passive RFID labels. We offer a wide range of accessories and options for our printers including vehicle mounts and battery chargers.

Location Solutions: Zebra offers a range of real-time location systems (“RTLS”) and services which incorporate active and passive RFID and other tracking technologies to provide visibility into the location and movement of enterprise assets and personnel. Our solutions enable users to locate, track, manage, and optimize the utilization of high-value assets, equipment, and people. Zebra provides substantially all elements of the location solution, including asset tags, call tags, sensors, exciters, middleware software and application software. Applications for our location solutions span a broad array of industries where tracking assets, transactions and people are critical. Our solutions are deployed primarily in industrial manufacturing, process industries, aerospace, transportation and logistics, sports, and healthcare environments. The National Football League and various sports teams utilize our Zebra MotionWorks® sports solution to track the location and movement of personnel and objects in real-time during sporting events as well as in training and practice activities.

Supplies: We produce and sell stock and customized thermal labels, receipts, ribbons, plastic cards and wristbands suitable for use with Zebra’s printers, and also wristbands which can be imaged in most commercial laser printers. Zebra supports its printing products, its resellers and its end users with an extensive line of superior quality, high-performance supplies optimized to a particular end user’s needs. Zebra promotes the use of genuine Zebra branded supplies with its printing equipment. Zebra also provides a family of self-laminating wristbands for use in laser printers. These wristbands are marketed under the LaserBand® name. Zebra operates supplies production facilities located in the United States and Western Europe. We supplement our in-house production capabilities with those of third-party manufacturers to offer genuine Zebra supplies, principally in Asia.

Services: We provide a full range of maintenance, technical support, repair and managed services. These offerings include multiple service levels and typically are contracted through multi-year service agreements. Zebra also provides services strategically aligned to the way businesses manage their devices and related software applications. We provide our services directly and also through our network of partners to extend the geographic reach of our service offerings.

IV. Zebra’s Due Diligence Process

Zebra’s Conflict Minerals Report relates to the diligence process undertaken for Zebra products that were manufactured, or contracted to be manufactured on behalf of Zebra, during calendar 2015. Zebra’s process to exercise due diligence and to determine country of origin consisted of the following:

1)	Risk assessment of those Zebra products that could be potential sources of conflict minerals necessary to the functionality or production of Zebra products;

2)	Review of the data collection for completeness and accuracy for all Zebra component suppliers determined to be at risk for potential Conflict Minerals in their supplied components;

3)	Evaluation of the data collected, including smelter information reported from each source; and

4)	Review and reporting of results.

Zebra supports an industry initiative that audits smelters’ and refiners’ due diligence activities: that industry initiative is the Electronic Industry Citizenship Coalition, Incorporated (“EICC”) and Global e-Sustainability Initiative’s (“GeSI”) Conflict-Free Sourcing Initiative (“CFSI”). The CFSI designed and manages the Conflict-Free Smelter Program (“CFSP”) to identify the smelters that process 3TG and independently audit those smelters to certify those that source only conflict-free 3TG. The data on which we relied for certain statements in this report was obtained through our membership in the CFSI, using the Reasonable Country of Origin Inquiry report for members — Zebra’s CFSI member code is V1820160229ZKXB.

The Zebra process utilized the “Conflict Minerals Reporting Template (“CMRT”)”, which is the standardized reporting template that facilitates the transfer of information through the supply chain regarding mineral country of origin and smelters and refiners being utilized. Throughout the data collection process for the 2015 reporting year, Zebra continued to utilize the latest version of the CMRT during our diligence process [Zebra utilized three (3) versions of the CMRT in 2015: versions 4.01, 4.01a and 4.01b].

The following steps were taken as part of our overall risk assessment process:

•	Identify in-scope products – Zebra utilized a cross-functional team of employees to review the categories of products that we sell to determine the products that are in-scope as described in the Adopting Release. Through this analysis, Zebra identified 228 active suppliers comprising more than 95% of Zebra’s 2015 spend on component parts supplied and used in the manufacture of Zebra products during 2015.

•	Conduct Reasonable Country of Origin Inquiry (“RCOI”) – Zebra procures its components from a variety of suppliers around the world, and we rely on our direct suppliers to provide information on the source of the 3TG materials contained in components and materials supplied to us—including sources of 3TG that are supplied to them from upstream suppliers. As part of the RCOI, the industry developed the CMRT survey tool, which asks suppliers to identify the 3TG in their products, report information about the sources of the 3TG, and provide other information that is used to assess whether or not they are sourcing from known sources of 3TG that directly or indirectly support conflict in the Covered Countries. Zebra utilized the CMRT survey tool to assist Zebra in obtaining supplier responses and certifications and to confirm whether the manufacturer knows or suspects whether 3TG content is in their particular component part(s).

Zebra surveyed each of the 228 suppliers that our risk assessment indicated provided components used in the manufacture of Zebra products that could potentially contain Conflict Minerals. Zebra evaluated for completeness and accuracy the survey responses from these 228 suppliers that provided material and components for in-scope Zebra products in compiling this Report, and based upon apparent inconsistencies and the incompleteness of some survey responses, Zebra conducted additional independent research of public domain information and NGO site searches. Finally, Zebra utilized the information we gained from our participation in the activities of the CFSI Smelter Engagement Team collecting smelter information to evaluate the survey responses by our suppliers.

•	Identify smelters/processors – Zebra’s 228 suppliers identified 315 smelters in their CMRT survey responses. In finalizing our data analysis, we relied upon the RCOI tables prepared by CFSI, which included smelter audits either completed or in process. Zebra compared the smelters and refiners identified by suppliers via the CMRT supply chain survey against the list of smelters and refiners that are listed on the CFSI’s Standard Smelter List as having valid smelting or refining operations, and against the list of smelter facilities designated as “conflict free” by the CFSI’s independent third-party smelter audit program; and based upon this analysis, 212 smelters or refiners are certified as CFSI conflict-free, and 103 smelters or refiners and recyclers are not considered CFSI conflict-free certified.

Based on the information received from our suppliers through Zebra’s diligence process, some information provided by our suppliers was unverifiable or incomplete and, as such, we were unable to verify with certainty the source and chain of custody of all of the necessary 3TG in our products. The facilities listed in Table 1 have been used in processing materials used in manufacturing Zebra products during the 2015 reporting year.

We have consolidated the results of Zebra’s due diligence on the 3TG used in all our in-scope products, and said results are summarized in the below table:

Smelters*	Tantalum	Tin	Tungsten	Gold
Number of smelters	49	91	47	128
Number of smelters listed as certified by the CFSI	46	58	29	79

*	The table represents those smelters and refiners disclosed by our suppliers that are listed on the CFSI’s Standard Smelter List as having valid smelting or refining operations, and those which are listed as being certified as conflict free based upon the information available on the CFSI’s website (www.conflictfreesourcing.org).

V. Conflict Minerals Report

After conducting a reasonable country of origin inquiry and our supply chain due diligence inquiry, Zebra has been unable to determine that certain of its conflict minerals did not originate in the Covered Countries or come from recycled or scrap sources, or that such conflict minerals did not directly or indirectly finance or benefit armed groups in the Covered Countries. Accordingly, this Conflict Minerals Report has been filed with the SEC and is available on Zebra’s website under “Company Information”/“Compliance”/“Products and Materials Compliance” found on Zebra’s website at https://www.zebra.com/us/en/about-zebra/company-information/compliance/products-and-materials-compliance.html.

•	Product Determination

As a result of our efforts, Zebra has concluded that as of December 31, 2015, our products are not considered to be “DRC conflict free” (as defined). The Company is making this determination because we have concluded in good faith that during 2015, we do not have sufficient information from suppliers or other sources at this time to conclude whether the necessary conflict minerals are in fact DRC conflict free.

VI. Steps to Improve Due Diligence

Zebra expects that the amount of information globally on the traceability and sourcing of Conflict Minerals will continue to increase and this will enable Zebra to continue to make informed decisions regarding its supply chain. Zebra will continue to evaluate its diligence process and work to improve the diligence conducted to help reduce the risk that our necessary Conflict Minerals do not directly or indirectly benefit armed groups in the DRC and Covered Countries.

Zebra’s diligence of its suppliers will be ongoing and we will work to collect accurate and complete responses from our suppliers through the continued use of tools like the Conflict Minerals Reporting Template. Zebra will also review and test its supplier responses against the information collected via independent conflict free smelter validation programs such as the Conflict Free Sourcing Initiative.

Finally, Zebra will continue to monitor changes in circumstances that may impact our determination under the Act.

VII. Independent Private Sector Audit

As Zebra has not described any of its products as “DRC conflict free” in this Report, and pursuant to the Act, an audit is not required for calendar year 2015.

Table 1

SMELTERS CURRENTLY CERTIFIED AS CFSI CONFLICT-FREE

This list contains certified conflict-free smelters reported by Zebra suppliers using either the Conflict Minerals Reporting Template v. 4.01, CMRT v 4.01a, or CMRT v. 4.01b.

METAL	SMELTER NAME	SMELTER COUNTRY	ID NO.

Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035

Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058

Gold	Argor-Heraeus SA	SWITZERLAND	CID000077

Gold	Asahi Pretec Corporation	JAPAN	CID000082

Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103

Gold	Aurubis AG	GERMANY	CID000113

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128

Gold	Boliden AB	SWEDEN	CID000157

Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176

Gold	CCR Refinery – Glencore Canada Corporation	CANADA	CID000185

Gold	Chimet S.p.A.	ITALY	CID000233

Gold	DODUCO GmbH	GERMANY	CID000362

Gold	Dowa	JAPAN	CID000401

Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425

Gold	Elemetal Refining, LLC	UNITED STATES	CID001322

Gold	Heimerle + Meule GmbH	GERMANY	CID000694

Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807

Gold	Istanbul Gold Refinery	TURKEY	CID000814

Gold	Japan Mint	JAPAN	CID000823

Gold	Jiangxi Copper Company Limited	CHINA	CID000855

Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920

Gold	Asahi Refining Canada Limited	CANADA	CID000924

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927

Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937

Gold	Kazzinc	KAZAKHSTAN	CID000957

Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969

Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981

Gold	L’ azurde Company For Jewelry	SAUDI ARABIA	CID001032

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078

METAL	SMELTER NAME	SMELTER COUNTRY	ID NO.

Gold	Materion	UNITED STATES	CID001113

Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152

Gold	Metalor Technologies SA	SWITZERLAND	CID001153

Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157

Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	CID001161

Gold	Mitsubishi Materials Corporation	JAPAN	CID001188

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220

Gold	Nihon Material Co., Ltd.	JAPAN	CID001259

Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION	CID001326

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493

Gold	PAMP SA	SWITZERLAND	CID001352

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397

Gold	PX Précinox SA	SWITZERLAND	CID001498

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512

Gold	Republic Metals Corporation	UNITED STATES	CID002510

Gold	Royal Canadian Mint	CANADA	CID001534

Gold	Schöne Edelmetaal B.V.	NETHERLANDS	CID001573

Gold	SEMPSA Joyería Platería SA	SPAIN	CID001585

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736

Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516

Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798

Gold	T.C.A S.p.A	ITALY	CID002580

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916

Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938

Gold	Umicore Brasil Ltda.	BRAZIL	CID001977

Gold	Umicore Precious Metals Thailand	THAILAND	CID002314

Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	CID001980

METAL	SMELTER NAME	SMELTER COUNTRY	ID NO.

Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	CID001980

Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993

Gold	Valcambi SA	SWITZERLAND	CID002003

Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030

Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100

Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224

Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211

Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291

Tantalum	D Block Metals, LLC	UNITED STATES	CID002504

Tantalum	Duoluoshan	CHINA	CID000410

Tantalum	Exotech Inc.	UNITED STATES	CID000456

Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460

Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505

Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558

Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616

Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	CID002501

Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544

Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545

Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547

Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548

Tantalum	H.C. Starck Ltd.	JAPAN	CID002549

Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002550

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492

Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	CID000731

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506

Tantalum	KEMET Blue Metals	MEXICO	CID002539

Tantalum	KEMET Blue Powder	UNITED STATES	CID002568

Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973

Tantalum	LSM Brasil S.A.	BRAZIL	CID001076

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163

Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175

METAL	SMELTER NAME	SMELTER COUNTRY	ID NO.

Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192

Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277

Tantalum	Plansee SE Liezen	AUSTRIA	CID002540

Tantalum	Plansee SE Reutte	AUSTRIA	CID002556

Tantalum	QuantumClean	UNITED STATES	CID001508

Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707

Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769

Tantalum	Taki Chemicals	JAPAN	CID001869

Tantalum	Telex Metals	UNITED STATES	CID001891

Tantalum	Tranzact, Inc.	UNITED STATES	CID002571

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307

Tantalum	Zhuzhou Cemented Carbide	CHINA	CID002232

Tin	Alpha	UNITED STATES	CID000292

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244

Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295

Tin	CV Ayi Jaya	INDONESIA	CID002570

Tin	CV Gita Pesona	INDONESIA	CID000306

Tin	CV Serumpun Sebalai	INDONESIA	CID000313

Tin	CV United Smelting	INDONESIA	CID000315

Tin	CV Venus Inti Perkasa	INDONESIA	CID002455

Tin	Dowa	JAPAN	CID000402

Tin	Elmet S.L.U. (Metallo Group)	SPAIN	CID002774

Tin	EM Vinto	BOLIVIA	CID000438

Tin	Fenix Metals	POLAND	CID000468

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105

Tin	Melt Metais e Ligas S/A	BRAZIL	CID002500

Tin	Metallic Resources, Inc.	UNITED STATES	CID001142

Tin	Metallo-Chimique N.V.	BELGIUM	CID002773

Tin	Mineração Taboca S.A.	BRAZIL	CID001173

Tin	Minsur	PERU	CID001182

Tin	Mitsubishi Materials Corporation	JAPAN	CID001191

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517

Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337

Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309

Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503

METAL	SMELTER NAME	SMELTER COUNTRY	ID NO.

Tin	PT Babel Inti Perkasa	INDONESIA	CID001402

Tin	PT Bangka Prima Tin	INDONESIA	CID002776

Tin	PT Bangka Tin Industry	INDONESIA	CID001419

Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421

Tin	PT BilliTin Makmur Lestari	INDONESIA	CID001424

Tin	PT Bukit Timah	INDONESIA	CID001428

Tin	PT Cipta Persada Mulia	INDONESIA	CID002696

Tin	PT DS Jaya Abadi	INDONESIA	CID001434

Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438

Tin	PT Inti Stania Prima	INDONESIA	CID002530

Tin	PT Justindo	INDONESIA	CID000307

Tin	PT Mitra Stania Prima	INDONESIA	CID001453

Tin	PT Panca Mega Persada	INDONESIA	CID001457

Tin	PT Prima Timah Utama	INDONESIA	CID001458

Tin	PT Refined Bangka Tin	INDONESIA	CID001460

Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463

Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468

Tin	PT Sukses Inti Makmur	INDONESIA	CID002816

Tin	PT Sumber Jaya Indah	INDONESIA	CID001471

Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477

Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482

Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490

Tin	PT Tommy Utama	INDONESIA	CID001493

Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479

Tin	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706

Tin	Rui Da Hung	TAIWAN	CID001539

Tin	Soft Metais Ltda.	BRAZIL	CID001758

Tin	Thaisarco	THAILAND	CID001898

Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015

Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036

Tin	Yunnan Tin Group (Holding) Company Limited	CHINA	CID002180

Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218

Tungsten	H.C. Starck GmbH	GERMANY	CID002541

Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769

METAL	SMELTER NAME	SMELTER COUNTRY	ID NO.

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649

Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535

Tungsten	Kennametal Huntsville	UNITED STATES	CID000105

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319

Tungsten	Niagara Refining LLC	UNITED STATES	CID002589

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011

Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095

SMELTERS NOT CURRENTLY CERTIFED AS CONFLICT-FREE BY CFSI

This list contains smelters that are not certified as conflict-free, reported by Zebra suppliers using either the Conflict Minerals Reporting Template v. 4.01, CMRT v 4.01a, or CMRT v. 4.01b.

Gold	Advanced Chemical Company	UNITED STATES	CID000015

Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN	CID000028

Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041

Gold	Bauer Walser AG	GERMANY	CID000141

Gold	Caridad	MEXICO	CID000180

Gold	Cendres + Métaux SA	SWITZERLAND	CID000189

Gold	Chugai Mining	JAPAN	CID000264

Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343

Gold	Do Sung Corporation	KOREA, REPUBLIC OF	CID000359

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561

Gold	Faggi Enrico S.p.A.	ITALY	CID002355

Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515

Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522

Gold	Geib Refining Corporation	UNITED STATES	CID002459

Gold	Guangdong Jinding Gold Limited	CHINA	CID002312

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767

Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	CID000801

Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956

Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	CID002511

Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	CID000988

Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF	CID002605

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029

Gold	Lingbao Gold Company Limited	CHINA	CID001056

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147

Gold	Morris and Watson	NEW ZEALAND	CID002282

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236

Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	CID001328

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362

Gold	Sabin Metal Corp.	UNITED STATES	CID001546

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555

Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562

Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619

Gold	So Accurate Group, Inc.	UNITED STATES	CID001754

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756

Gold	Sudan Gold Refinery	SUDAN	CID002567

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947

Gold	Torecom	KOREA, REPUBLIC OF	CID001955

Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778

Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197

Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM	CID002705

Tantalum	E.S.R. Electronics	UNITED STATES	CID002590

Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842

Tin	An Thai Minerals Co., Ltd.	VIET NAM	CID002825

Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703

Tin	China Tin Group Co., Ltd.	CHINA	CID001070

Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278

Tin	CV Dua Sekawan	INDONESIA	CID002592

Tin	CV Tiga Sekawan	INDONESIA	CID002593

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572

Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448

Tin	Feinhütte Halsbrücke GmbH	GERMANY	CID000466

Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760

Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	CID001063

Tin	Metahub Industries Sdn. Bhd.	MALAYSIA	CID001136

Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573

Tin	Phoenix Metal Ltd.	RWANDA	CID002507

Tin	PT Alam Lestari Kencana	INDONESIA	CID001393

Tin	PT Bangka Kudai Tin	INDONESIA	CID001409

Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	CID001416

Tin	PT Fang Di MulTindo	INDONESIA	CID001442

Tin	PT Karimun Mining	INDONESIA	CID001448

Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829

Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	CID001486

Tin	PT Seirama Tin Investment	INDONESIA	CID001466

Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158

Tin	Chenzhou Yun Xiang mining limited liability company	CHINA	CID000228

Tungsten	ACL Metais Eireli	BRAZIL	CID002833

Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	CID002518

Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345

Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	CID002531

Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	CID002578

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316

Tungsten	Kennametal Fallon	UNITED STATES	CID000966

Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	CID002532

Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	CID002538

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815

Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830